First Financial Bancorp First Quarter 2015 Earnings Release Supplemental Information Exhibit 99.2

2 Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non- payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. Forward Looking Statement Disclosure

3 Adjusted Pre-Tax, Pre-Provision Income Trend Adjusted pre-tax, pre-provision (“PTPP”) income represents income before taxes plus provision for all loans less FDIC loss sharing income and accelerated discount adjusted for significant non-operating and non-recurring items First quarter adjusted PTPP income declined $0.8 million compared to the linked quarter on fewer interest accrual days and seasonally lower deposit service charges partially offset by lower employee healthcare related expenses

4 Adjusted Pre-Tax, Pre-Provision Income March 31, December 31, September 30, June 30, March 31, (Dollars in thousands) 2015 2014 2014 2014 2014 Pre-tax, pre-provision income 1 29,177$ 28,462$ 23,647$ 22,422$ 21,660$ Less: accelerated discount on covered loans 3 2,092 1,759 789 621 1,015 Plus: loss share and covered asset expense 2 630 615 (431) 1,863 1,602 Pre-tax, pre-provision income, net of accelerated discount and loss on covered OREO 27,715 27,318 22,427 23,664 22,247 Less: gain on sales of investment securities - 20 - - 50 Less: other income not expected to recur - - 97 - - Plus: expenses related to efficiency initiative (97) 123 309 (59) 350 Plus: acquisition-related expenses 377 1,315 4,182 517 620 Plus: other expenses not expected to recur - 41 728 - 465 Adjusted pre-tax, pre-provision income 27,995$ 28,777$ 27,549$ 24,122$ 23,632$ 1 Represents income before taxes plus provision for all loans less FDIC loss sharing income 3 Represents accelerated discount on covered and formerly covered loans 2 Reimbursements related to losses on covered and formerly covered OREO and other credit-related costs are included in FDIC loss sharing income, w hich is excluded from the pre-tax, pre- provision income above For the three months ended

5 Loan Composition Total loans essentially unchanged compared to linked quarter. Robust origination activity in Real Estate Construction lending. Total Real Estate Construction loan balances increased by $30.4 million during the quarter. $121.1 million of Real Estate Construction commitments originated during the quarter. $98.5 million of first quarter Real Estate Construction commitments will fund as the related projects continue to develop. 1 Excludes loan mark / other of ($32.0) million associated with covered & formerly covered loans Total Loans – $4.8 billion1 As of March 31, 2015 (Dollars in millions)

First Financial Bancorp First Quarter 2015 Earnings Release Supplemental Information